UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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MASSROOTS, INC.

(Name of Registrant As Specified In Charter)

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MASSROOTS, INC.

100 W. Broadway, Office 04-109

Long Beach, CA 90802

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Long Beach, California

*, 2020

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), and Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), of MassRoots, Inc., a Delaware corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below (the “Corporate Actions”) taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	To elect one director to serve a one-year term or until his successor is duly elected and qualified;

2.	Approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock of the Company to 950,000,000 shares from 500,000,000 shares; and

3.	Grant discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-2 up to 1-for-100 (the “Reverse Stock Split”), provided that, (X) that the Corporation shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-100, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date (as defined herein).

The purpose of this Information Statement is to notify our stockholders that on January 16, 2020, stockholders holding a majority of the voting power of our issued and outstanding shares of voting stock, executed a written consent approving the Corporate Actions. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Delaware law and the Company’s Certificate of Incorporation and Bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our common and preferred stock of record at the close of business on January 16, 2020 (the “Record Date”), are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of our securities as of the Record Date on or about *, 2020. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Isaac Dietrich
Isaac Dietrich
Chairman of the Board

MASSROOTS, INC.

100 W. Broadway, Office 04-109

Long Beach, CA 90802

INFORMATION STATEMENT

GENERAL INFORMATION

MassRoots, Inc. (the “Company”) is a Delaware corporation with its principal executive offices located at 100 W. Broadway, Office 04-109, Long Beach, CA 90802. The Company’s telephone number is (805) 214-8024. This Information Statement is being sent to the Company’s stockholders (the “Stockholders”) by the board of directors (the “Board of Directors” or “Board”) of the Company to notify them about certain actions that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the Stockholders. The action was taken on January 16, 2020, and will be effective on a date that is at least 20 days after the mailing of this Information Statement.

On January 16, 2020, the Board of Directors and the Stockholders holding a majority of the Company’s outstanding voting capital stock approved, by written consent in lieu of a meeting, the below-mentioned actions. Accordingly, neither your vote nor your consent is required and neither is being solicited in connection with the approval of the actions.

January 16, 2020 is the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Stockholders of the Company to notify such Stockholders of the following actions to be taken on or about *, 2020, (the “Corporate Actions”):

1.	To elect one director to serve a one-year term or until his successor is duly elected and qualified;

2.	Approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock of the Company to 950,000,000 shares from 500,000,000 shares; and

3.	Grant discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-2 up to 1-for-100 (the “Reverse Stock Split”), provided that, (X) that the Corporation shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-100, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date.

Pursuant to Rule 14c-2 under the Exchange Act, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders. This Information Statement will serve as written notice to our Stockholders pursuant to the Delaware General Corporation Law (“DGCL”).

The Company has asked brokers and other custodians, nominees and fiduciaries to forward the Information Statement materials to the beneficial owners of our securities held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to the Company’s Stockholders pursuant to Section 14 of the Exchange Act to notify the Company’s Stockholders as of the close of business on the Record Date of the Corporate Actions taken by a majority of the Company’s Stockholders.

Stockholders holding a majority of the Company’s outstanding voting capital stock have voted in favor of the Corporate Actions as outlined in this Information Statement, which actions will be effective on a date that is at least 20 days after the mailing of this Information Statement.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the Stockholders. Stockholders as of the close of business on the Record Date that held the authority to cast votes in excess of 50% of the Company’s outstanding voting power have voted in favor of the Corporate Actions. Under the DGCL, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Stockholders.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Corporate Actions consists of the vote of the holders of a majority of the Company’s outstanding voting securities as of the Record Date. As of the Record Date, the Company’s voting securities consisted of 463,045,405 shares of Common Stock and 1,000 Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”). Each share of Common Stock is entitled to cast 1 vote per share on all matters submitted to holders of Common Stock. Collectively, the shares of Series C Preferred Stock are entitled to cast such number of votes equal to 40% of the issued and outstanding Common Stock.

WHAT CORPORATE MATTERS DID THE STOCKHOLDERS VOTE FOR, AND HOW DID THEY VOTE?

Stockholders holding a majority of our outstanding voting securities have voted in favor of the following proposals:

1.	To elect one director to serve a one-year term or until his successor is duly elected and qualified;

2.	Approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company to 950,000,000 shares from 500,000,000 shares; and

3.	Grant discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-2 up to 1-for-100, provided that, (X) that the Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-100, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date.

WHAT VOTE IS REQUIRED TO APPROVE THE CORPORATE ACTIONS?

No further vote is required for approval of the Corporate Actions.

WHO IS PAYING THE COST OF THIS INFORMATION STATEMENT?

We will pay for preparing, printing and mailing of the Information Statement materials. Our costs are estimated at approximately $*.

OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company’s authorized capital consisted of 510,000,000 shares of capital stock, 500,000,000 of which are authorized as Common Stock and 10,000,000 are authorized as preferred stock of which (i) 6,000 shares are authorized as Series A Preferred Stock, (ii) 2,000 shares are authorized as Series B Preferred Stock and (iii) 1,000 shares are authorized as Series C Preferred Stock. As of the Record Date, 463,045,405 shares of Common Stock and 1,000 shares of Series C Preferred Stock were issued and outstanding. As of the Record Date, no shares of either Series A Preferred Stock or Series B Preferred Stock were issued and outstanding.

Each share of Common Stock is entitled to cast 1 vote per share on all matters submitted to holders of Common Stock. Collectively, the shares of Series C Preferred Stock are entitled to cast such number of votes equal to 40% of the issued and outstanding Common Stock.

The following Stockholders voted in favor of the Corporate Actions:

Common Share Votes

Name	Number of Votes		Percentage of Total Votes (1)

Isaac Dietrich	17,738,831		3.83%
Iliad Research and Trading, L.P.	45,178,287		9.76%
Cavalry Fund I LP	23,495,476		5.07%
Power Up Lending Group Ltd	23,005,850		4.97%
L1 Capital Global Opportunities Master Fund	20,169,437		4.36%
Steven Markowitz	6,050,000	(2)	1.31%
Lucas Hoppel	800,000		0.17%
Robert Hymers III	950,000		0.21%
Hyler Fortier	1,600,000		0.36%
TOTAL	139,047,881		30.03%

(1)	Percentage based upon 463,045,405 shares of Common Stock issued and outstanding as of the Record Date.

(2)	Consists of (i) 2,500,000 shares of common stock owned by Steven Markowitz and (ii) 3,550,000 shares of common stock owned by Midori No Nami LLC (“Midori”). Steven Markowitz is the Managing Member of Midori and in such capacity has the right to vote and dispose of the securities held by such entity.

Series C Preferred Stock Votes

Name	Number of Votes		Percentage of Total Votes (1)

Isaac Dietrich	185,218,162	(1)	100%
TOTAL	185,218,162		100%

(2)	Percentage based upon 1,000 shares of Series C Preferred Stock issued and outstanding as of the Record Date.

Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2020. The Company has asked brokers and other custodians, nominees and fiduciaries to forward the Information Statement materials to the beneficial owners of the Company’s securities held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

This Information Statement will serve as written notice to Stockholders pursuant to the laws of the State of Delaware.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our securities as of the Record Date:

●	by each person who is known by us to beneficially own more than 5% of our Common Stock;

●	by each of our officers and directors; and

●	by all of our officers and directors as a group.

Except as otherwise indicated, each person’s address is c/o MassRoots, Inc., 100 W. Broadway, Office 04-109, Long Beach, CA 90802. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

NAME OF OWNER	NUMBER OF SHARES OWNED (1)		PERCENTAGE OF COMMON STOCK (2)	PERCENTAGE OF VOTING SECURITIES (3)
5% or Greater Stockholders
Iliad Research & Trading, L.P. (4)	46,378,096	(5)	9.99%	7.14%
Cavalry Fund I LP (6)	48,784,621	(7)	9.99%	7.24%
L1 Capital Global Opportunities Master Fund (8)	49,153,770	(9)	9.99%	7.26%
Executive Officers and Directors
Isaac Dietrich	18,738,831	(10)	4.04%	31.31	%(11)

All directors and named executive officers as a group (1 person)	18,738,831		4.04%	31.31%

*	less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentage based upon 463,045,405 shares of Common Stock issued and outstanding as of the Record Date.

(3)	Each share of Common Stock is entitled to cast 1 vote per share on all matters submitted to holders of Common Stock. Collectively the shares of Series C Preferred Stock are entitled to cast such number of votes equal to 40% of the issued and outstanding Common Stock.

(4)

Pursuant to a Schedule 13G filed by Iliad Research & Trading, L.P. (“Iliad”) with the SEC on June 18, 2019, Iliad Management, LLC is the general partner of Iliad, and John Fife is the Manager of Iliad Management LLC.

(5)

Includes (i) 45,178,287 shares of common stock and (ii) 1,199,809 shares of common stock issuable upon conversion of outstanding notes. Excludes 1,601,359,179 shares of common stock issuable upon conversion of outstanding notes which contain a 9.99% beneficial ownership blocker.

(6)	Pursuant to a Schedule 13G filed by Cavalry Fund I LP (“Cavalry”) with the SEC on January 17, 2020, Cavalry Fund I Management LLC is the general partner of Cavalry, and Thomas Walsh is the Manager of Cavalry Fund I Management LLC. As such, Cavalry Fund I Management LLC and Mr. Walsh may be deemed to beneficially own the securities held by Cavalry. To the extent Mr. Walsh is deemed to beneficially own such shares, Mr. Walsh disclaims beneficial ownership of these securities for all other purposes.

(7)

Includes (i) 23,495,476 shares of common stock and (ii) 25,289,145 shares of common stock issuable upon conversion of outstanding notes. Excludes (i) 57,744,197 shares of common stock issuable upon conversion of outstanding notes which contain a 9.99% beneficial ownership blocker, (ii) 1,119,959,550 shares of common stock issuable upon conversion of outstanding notes which contain a 4.99% beneficial ownership blocker and (iii) 218,466,600 shares of common stock issuable upon exercise of warrants which contain a 4.99% beneficial ownership blocker.

(8)	David Feldman as Director of L1 Capital Global Opportunities Master Fund as voting and dispositive power over the securities held by such entity.

(9)

Includes (i) 20,169,437 shares of common stock and (ii) 28,984,333 shares of common stock issuable upon conversion of outstanding notes. Excludes (i) 207,508,925 shares of common stock issuable upon conversion of outstanding notes which contain a 9.99% beneficial ownership blocker, (ii) 936,894,382 shares of common stock issuable upon conversion of outstanding notes which contain a 4.99% beneficial ownership blocker and (iii) 214,825,823 shares of common stock issuable upon exercise of warrants which contain a 4.99% beneficial ownership blocker.

(10)	Consists of (i) 17,738,831 shares of common stock and (ii) 1,000,000 shares of common stock underlying shares of Series C Preferred Stock.

(11)

Collectively the shares of Series C Preferred Stock are entitled to cast such number of votes equal to 40% of the issued and outstanding Common Stock. Accordingly, collectively, the Series C Preferred Stock can vote 185,218,162 shares.

PROPOSAL NO. 1

ELECTION OF SOLE DIRECTOR

The Stockholders holding a majority of the Company’s outstanding voting capital stock as of the Record Date approved, by written consent in lieu of a meeting, the appointment of Isaac Dietrich as the sole member of the Company’s Board of Directors. Mr. Dietrich shall serve as a director for a one-year term or until his successor has been elected and qualified, or until the his death, resignation or removal.

Biographical and certain other information concerning the Company’s sole director is set forth below. Except as indicated below, the director is not a director of any other reporting companies. We are not aware of any proceedings to which the director, or any associate of the director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

DIRECTOR

Name	Age
Isaac Dietrich	27

Biography

Isaac Dietrich, Chief Executive Officer and Chairman of the Board of Directors –  Isaac Dietrich is the founder of the Company and has been a director of the Company since our inception. He has also served as Chief Executive Officer and Chairman of the Board of the Company since December 2017. In addition, he previously held the following positions with the Company: Chief Executive Officer (April 2013 – October 2017); Chairman of the Board of the Company (April 2013 – October 2017); and Chief Financial Officer (April 2013 – May 2014 and August 2017 – October 2017). In his various positions, Mr. Dietrich has been responsible for executing MassRoots’ strategic business development. Mr. Dietrich was also previously the co-founder of RoboCent.com from June 2012 where he helped scale the business until his buyout in December 2016. He has served as Chairman of 2Meet, Inc. since May 2017. He also founded Tidewater Campaign Solutions, LLC, a Virginia Beach-based political strategy firm that was retained by 30 political local and congressional campaigns and political action committees from January 2010 to December 2012. From February 2010 to December 2010, Mr. Dietrich served as Field Director for former Congressman E. Scott Rigell’s campaign. Mr. Dietrich is qualified to serve as a member of the Company’s Board because of his business management experience and his years of service to the Company in various executive capacities together with his knowledge of the Company and relevant experience in the cannabis industry.

Family Relationships

There are no family relationships among our directors and executive officers.

Involvement in Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and Code of Conduct and Ethics, together with our Certificate of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The full text of the Code of Conduct and Ethics is available on our website at www.massroots.com/investors/governance and is also filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC on April 1, 2015.

There are currently no members serving on our Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee, and our Board will act in place of such committees until such time that members are appointed to such committees

Our Board of Directors

Our Board currently consists of one member. The number of directors on our Board can be evaluated and amended by action of our Board.

Our Board has decided that it would judge the independence of its directors by the heightened standards established by the Nasdaq Stock Market, despite the Company not being subject to these standards at this time. Our Board considers a director to be independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the Nasdaq Stock Market and the rules and regulations of the SEC. Based on the foregoing, the Board has determined that none of our directors currently meet the independence standards established by the Nasdaq Stock Market and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Stockholder Communications.  Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at 100 W. Broadway, Office 04-109, Long Beach, CA 90802, Attention: Chairman. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Board and Committee Meetings

During the fiscal year ended December 31, 2019, our Board held a total of six meetings. All of the directors attended every meeting of our Board. Our Audit Committee met two times, our Compensation Committee met two times and our Nominating and Corporate Governance committee did not meet during the fiscal year ended December 31, 2019. All of the directors attended every committee meeting.

Board Committees

On December 9, 2015, our Board designated the following three committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee. The Audit Committee is responsible for, among other things, overseeing the financial reporting and audit process and evaluating our internal controls over financial reporting. The Audit Committee currently does not have any members nor does it have an audit committee financial expert and the Board acts in place of such committee. A copy of the Audit Committee Charter is available on our website at www.massroots.com/investors/governance.

Compensation Committee.   The Compensation Committee is responsible for, among other things, establishing and overseeing the Company’s executive and equity compensation programs, establishing performance goals and objectives, and evaluating performance against such goals and objectives. The Compensation Committee currently does not have any members and the Board acts in place of such committee. A copy of the Compensation Committee Charter is available on our website at www.massroots.com/investors/governance.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying and recommending candidates to fill vacancies occurring between annual stockholder meetings and reviewing the Company’s policies and programs relating to matters of corporate citizenship, including public issues of significance to the Company and its stockholders. The Nominating and Corporate Governance Committee currently does not have any members and the Board acts in place of such committee. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.massroots.com/investors/governance.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our outstanding shares of common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership in our common stock and other equity securities. Such persons are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of copies of the reports received by us or written representations from certain Reporting Persons that no other reports were required, we believe that during the fiscal year ended December 31, 2019, all filing requirements applicable to the Reporting Persons were timely met except:

●	Isaac Dietrich failed to report two transactions on time on a Form 4.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages, except for Mr. Dietrich, whose biography is set forth above:

Name	Age	Position
Isaac Dietrich	27	Chief Executive Officer and Chairman of the Board of Directors
Jesus Quintero	56	Chief Financial Officer

Jesus Quintero, Chief Financial Officer – Jesus Quintero has served as our Chief Financial Officer since January 2018. From January 2017 through December 2017 Jesus Quintero served as a financial consultant to several domestic and international companies including, but not limited to, Premier Radiology Services, ATR Wireless Inc. and GAM Distribution Corporation. From May 2014 until December 2016, Mr. Quintero served as Chief Financial Officer of the Company, and from January 2013 until October 2014, he served as Chief Financial Officer of Brazil Interactive Media. Mr. Quintero has held senior finance positions with Avnet Inc., Latin Node, Inc., Globetel Communications Corp and Telefonica of Spain and has extensive experience in public company reporting and SEC compliance matters. His prior experience also includes tenure with PricewaterhouseCoopers and Deloitte & Touch. Mr. Quintero received a B.S. in Accounting from St. John’s University and is a Certified Public Accountant in the State of New York.

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officer for the year ended December 31, 2019 was Isaac Dietrich, our Chief Executive Officer.

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to our named executive officer for the year ended December 31, 2019 and December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($) (1)	Option awards ($) (1)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($) (1)		Total ($)
Isaac Dietrich	2019	145,000	—	—	—	—	—	252,000	(2)	397,000
Chief Executive Officer	2018	145,000	132,627	—	—	—		94,500	(3)	372,127

(1)	These amounts are the aggregate fair value of the equity compensation incurred by the Company for payments to executives during the fiscal year. The aggregate fair value is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The fair market value was calculated using the Black-Scholes options pricing model. Assumptions underlying the valuation of each specific award are included in Note 9 of our Financial Statements included in this Annual Report on Form 10-K.

(2)	During fiscal year 2019, Mr. Dietrich received a housing and relocation allowance of $252,000 (of which $95,500 was attributable to state and federal tax liability).

(3)	During fiscal year 2018, Mr. Dietrich received a housing and relocation allowance of $94,500 (of which $19,500 was attributable to state and federal tax liability).

Outstanding Equity Awards at December 31, 2019

The following table sets forth the equity awards held by our named executive officer as of December 31, 2019.

Option Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Isaac Dietrich	—	—	—	—	—

Employment Agreement

Isaac Dietrich

On December 12, 2017, the Company entered into an employment agreement with Isaac Dietrich pursuant to which Mr. Dietrich serves as the Company’s Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Dietrich shall receive an annual base salary of $145,000. In addition, Mr. Dietrich shall be eligible to receive an annual bonus and shall be eligible to receive such awards under the Company’s incentive plans as determined by the Company’s Compensation Committee. Mr. Dietrich may be terminated by the Company or may voluntarily resign, at any time, with or without cause. Either the Company or Mr. Dietrich may terminate Mr. Dietrich’s employment upon two weeks prior written notice.

Upon termination except by death (the “Termination Date”), the Company shall pay Mr. Dietrich (i) any accrued but unpaid compensation, (ii) a pro-rata portion of his annual bonus calculated as of the Termination Date and (iii) reimbursement of expenses incurred on or prior to the Termination Date. In addition, Mr. Dietrich may elect to receive Consolidated Omnibus Budget Reconciliation Act benefits for up to twelve months from the Termination Date. Upon termination of Mr. Dietrich’s employment for death, the Company shall pay Mr. Dietrich (i) any accrued but unpaid compensation and (ii) reimbursement of expenses incurred on or prior to the such date.  Mr. Dietrich is also entitled to participate in any and all benefit plans such as health, dental and life insurance, from time to time, in effect for senior executives, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time. In fiscal year 2019 and 2018, Mr. Dietrich received $0 and $132,627 in bonuses, respectively. Mr. Dietrich did not receive any compensation related to his position as a director.

Director Compensation

Our employee director does not receive any additional compensation for his service as a director.

The following table shows information with respect to the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2019:

Name	Fees Earned or Paid in Cash	Stock Awards(1)		Option and Warrant Awards(1)	Total
Charles Blum (2)	$37,500	$6,000	(5)	$—	$43,500
Cecil Kyte (3)	$63,860	$12,000	(6)	$—	$75,860
Graham Farrar (4)	$35,000	$7,500	(7)	$—	$42,500

(1)	These amounts are the aggregate fair value of the equity compensation granted to our directors during the fiscal year. The fair value is computed in accordance with FASB ASC Topic 718.

(2)	Mr. Blum resigned from our Board effective July 16, 2019.

(3)	Mr. Kyte resigned from our Board effective July 16, 2019.

(4)	Mr. Farrar resigned from our Board effective July 16, 2019.

(5)	On July 16, 2019, the Company’s Compensation Committee approved the grant of 600,000 shares of common stock to Mr. Blum which vested in full upon grant.

(6)	On July 16, 2019, the Company’s Compensation Committee approved the grant of 1,200,000 shares of common stock to Mr. Kyte which vested in full upon grant.

(7)	On July 16, 2019, the Company’s Compensation Committee approved the grant of 750,000 shares of common stock to Mr. Farrar which vested in full upon grant.

Indemnification of Officers and Directors

Our Certificate of Incorporation provides that we shall indemnify our officers and directors to the fullest extent permitted by applicable law against all liability and loss suffered and expenses (including attorneys’ fees) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. We shall be required to indemnify a director or officer in connection with an action or proceeding commenced by such director or officer only if the commencement of such action or proceeding by the director or officer was authorized in advance by the Board of Directors.

Our Equity Incentive Plans

Our stockholders approved our 2014 Equity Incentive Plan (“2014 Plan”) in June 2014, our 2015 Equity Incentive Plan (the “2015 Plan”) in December 2015, our 2016 Equity Incentive Plan (“2016 Plan”) in October 2016, our 2017 Equity Incentive Plan (“2017 Plan”) in December 2016 and our 2018 Equity Incentive Plan (“2018 Plan” and together with the 2014 Plan, 2015 Plan, 2016 Plan and 2017 Plan, the “Plans”) in June 2018. The 2014 Plan, 2015 Plan, 2016 Plan and 2017 Plan (collectively, the “Prior Plans”) are identical, except for number of shares reserved for issuance under each.

The Prior Plans provide for the grant of incentive stock options, nonstatutory stock options, stock bonus awards, restricted stock awards, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. Our Prior Plans also provide that the grant of performance stock awards may be paid out in cash as determined by the Committee (as defined herein). The 2018 Plan provides for the grant of incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”), other equity awards and/or cash awards to employees, directors and consultants as may be determined by the 2018 Plan Committee (as defined herein).

Plan Details

The following table and information below sets forth information as of December 31, 2019 with respect to our Plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2014 Equity Incentive Plan	1,685,792	$0.31	—
2015 Equity Incentive Plan	3,059,157	$0.94	—
2016 Equity Incentive Plan	1,715,104	$0.51	—
2017 Equity Incentive Plan	7,660,850	$0.87	—
2018 Equity Incentive Plan	13,700,000	$0.20	190,000
Equity compensation plans not approved by security holders
Total	27,820,903	$0.50	190,000

Summary of the Prior Plans

Authorized Shares

No shares of our common stock are reserved for issuance pursuant to the 2014 Plan, 2015 Plan, the 2016 Plan and the 2017 Plan. Shares issued under our Prior Plans may be authorized but unissued or reacquired shares of our common stock. Shares subject to stock awards granted under our Prior Plans that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under our Prior Plans. Additionally, shares issued pursuant to stock awards under our Prior Plans that we repurchase or that are forfeited, as well as shares reacquired by us as consideration for the exercise or purchase price of a stock award, will become available for future grant under our Prior Plans.

Administration

Our Board, or a duly authorized committee thereof (collectively, the “Committee”), has the authority to administer our Prior Plans. Our Board may also delegate to one or more of our officers the authority to designate employees other than Directors and officers to receive specified stock, which, in respect to those awards, said officer or officers shall then have all that the Committee would have.

Subject to the terms of our Prior Plans, the Committee has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share of our common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the Prior Plans. The Committee has the power to modify outstanding awards under the Prior Plans, subject to the terms of the Prior Plans and applicable law. Subject to the terms of our Prior Plans, the Committee has the authority to reprice any outstanding option or SAR, cancel and re-grant any outstanding option or SAR in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options

Stock options may be granted under the Prior Plans. The exercise price of options granted under our Prior Plans must at least be equal to the fair market value of our common stock on the date of grant. The term of an ISO may not exceed 10 years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed 5 years and the exercise price must equal at least 110% of the fair market value on the grant date. The Committee will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the Committee, as well as other types of consideration permitted by applicable law. No single participant may receive more than 25% of the total options awarded in any single year. Subject to the provisions of our Prior Plans, the Committee determines the other terms of options.

Performance Shares

Performance shares may be granted under our Prior Plans. Performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The Committee will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. After the grant of a performance share, the Committee, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance shares. The Committee, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof, per the terms of the agreement approved by the Committee and delivered to the participant. This agreement will state all terms and condition of the agreements.

Restricted Stock

The terms and conditions of any restricted stock awards granted to a participant will be set forth in an award agreement and, subject to the provisions in the Prior Plans, will be determined by the Committee. Under a restricted stock award, we issue shares of our common stock to the recipient of the award, subject to vesting conditions and transfer restrictions that lapse over time or upon achievement of performance conditions. The Committee will determine the vesting schedule and performance objectives, if any, applicable to each restricted stock award. Unless the Committee determines otherwise, the recipient may vote and receive dividends on shares of restricted stock issued under our Prior Plans.

Other Share-Based Awards and Cash Awards

The Committee may make other forms of equity-based awards under our Prior Plans, including, for example, deferred shares, stock bonus awards and dividend equivalent awards. In addition, our Prior Plans authorizes us to make annual and other cash incentive awards based on achieving performance goals that are pre-established by our compensation committee.

Change in Control

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while awards or options remain outstanding under the Prior Plans, unless provisions are made in connection with such transaction for the continuance of the Prior Plans and/or the assumption or substitution of such awards or options with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the relevant agreements, terminate immediately as of the effective date of any such merger, consolidation or sale.

Change in Capitalization

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the common stock outstanding, without receiving consideration therefore in money, services or property, then awards amounts, type, limitations, and other relevant consideration shall be appropriately and proportionately adjusted. The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

Prior Plan Amendment or Termination

Our Board has the authority to amend, suspend, or terminate our Prior Plans, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. The Prior Plans will terminate ten years after the earlier of (i) the date the each Prior Plan is adopted by the Board, or (ii) the date a Prior Plan is approved by the stockholders, except that awards that are granted under the applicable Prior Plan prior to its termination will continue to be administered under the terms of the that Prior Plan until the awards terminate, expire or are exercised.

Summary of the 2018 Plan

Key Features of the 2018 Plan

Certain key features of the 2018 Plan are summarized as follows:

●	If not terminated earlier by the Board, the 2018 Plan will terminate on April 27, 2028.

●	Up to a maximum aggregate of 25,000,000 shares of Common Stock may be issued under the 2018 Plan. The maximum number of shares that may be issued pursuant to the exercise of ISOs is also 25,000,000.

●	The 2018 Plan will generally be administered by a committee comprised solely of independent members of the Board. This committee will be the Compensation Committee unless otherwise designated by the Board (the “2018 Plan Committee”). The Board may designate a separate committee to make awards to employees who are not officers subject to the reporting requirements of Section 16 of the Exchange Act.

●	Employees, consultants and Board members are eligible to receive awards, provided that the 2018 Plan Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards.

●	Awards may consist of ISOs, NQSOs, restricted stock, RSUs, SARs, other equity awards and/or cash awards.

●	Stock options and SARs may not be granted at a per share exercise price below the fair market value of a share of our Common Stock on the date of grant.

●	Stock options and SARs may not be repriced or exchanged without stockholder approval.

The maximum exercisable term of stock options and SARs may not exceed ten years.

●	Awards are subject to recoupment of compensation policies adopted by the Company.

●	A non-employee director serving in the following positions cannot receive awards in any fiscal year which in the aggregate exceeds the following number of shares: (i) chairperson or Lead Director (as defined in the 2018 Plan) – 2,500,000 shares; (ii) other non-employee director - 2,500,000 shares. In addition, the aggregate amount of all cash compensation (including annual retainers and other fees, whether or not granted under the 2018 Plan) plus the aggregate grant date fair market value of all awards issued under the 2018 Plan (or under any other incentive plan) provided to any non-employee director during any single calendar year may not exceed $1,000,000.

Background and Purpose of the 2018 Plan.  The purpose of the 2018 Plan is to promote our long-term success and the creation of stockholder value by:

●	Attracting and retaining the services of key employees who would be eligible to receive grants as selected participants;

●	Motivating selected participants through equity-based compensation that is based upon the performance of our Common Stock; and

●	Further aligning selected participants’ interests with the interests of our stockholders, through the award of equity compensation grants which increases their interest in the Company, to achieve long-term growth over short-term performance.

The 2018 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or NQSOs), (2) SARs, (3) restricted stock, (4)  RSUs, (5) other equity awards and (6) cash awards. The vesting of awards can be based on either continuous service and/or performance goals. Awards are evidenced by a written agreement between the selected participant and the Company.

Eligibility to Receive Awards.  Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the 2018 Plan. The 2018 Plan Committee determines, in its discretion, the selected participants who will be granted awards under the 2018 Plan.

Non-Employee Director Limitations.  With respect to our non-employee directors, the 2018 Plan provides that any non-employee director serving in the following positions cannot receive awards in any fiscal year which in the aggregate exceeds the following number of shares: (i) chairperson or Lead Director (as defined in the 2018 Plan) - 2,500,000 shares; (ii) other non-employee director - 2,500,000 shares. In addition, the aggregate amount of all compensation (including annual retainers and other fees, whether or not granted under the 2018 Plan) plus the aggregate grant date fair market value of all awards issued under the 2018 Plan (or under any other incentive plan) provided to any non-employee director during any single calendar year may not exceed $1,000,000 in any calendar year. Provided that the Board affirmatively acts to implement such a process, the 2018 Plan also provides that non-employee directors may elect to receive stock grants or stock units (which would be issued under the 2018 Plan) in lieu of fees that would otherwise be paid in cash.

Shares Subject to the 2018 Plan.  The maximum number of shares of Common Stock that can be issued under the 2018 Plan is 25,000,000 shares. The shares underlying forfeited or terminated awards (without payment of consideration), or unexercised awards become available again for issuance under the 2018 Plan. The 2018 Plan also imposes certain share grant limits such as the limit on grants to non-employee directors described above and other limits that are intended to comply with the legal requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and which are discussed elsewhere in this proposal. No fractional shares may be issued under the 2018 Plan. No shares will be issued with respect to a participant’s award unless applicable tax withholding obligations have been satisfied by the participant.

Administration of the 2018 Plan.  The 2018 Plan will be administered by our Board’s Compensation Committee, acting as the 2018 Plan Committee, which shall consist of independent Board members, if such committee is in place or by the full Board. With respect to certain awards issued under the 2018 Plan, the members of the 2018 Plan Committee also must be “Non-Employee Directors” under Rule 16b-3 of the Exchange Act. Subject to the terms of the 2018 Plan, the 2018 Plan Committee has the sole discretion, among other things, to:

●	Select the individuals who will receive awards;

●	Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);

●	Correct any defect, supply any omission, or reconcile any inconsistency in the 2018 Plan or any award agreement;

●	Accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, subject to the limitations set forth in the 2018 Plan;

●	Permit a participant to defer compensation to be provided by an award; and

●	Interpret the provisions of the 2018 Plan and outstanding awards.

The 2018 Plan Committee may suspend vesting, settlement, or exercise of awards pending a determination of whether a selected participant’s service should be terminated for cause (in which case outstanding awards would be forfeited). Awards may be subject to any policy that the Board may implement on the recoupment of compensation (referred to as a “clawback” policy). The members of the Board, the 2018 Plan Committee and their delegates shall be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2018 Plan. In addition, the 2018 Plan Committee may use the 2018 Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates.

Types of Awards.

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The 2018 Plan Committee will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant of the stock option. The fair market value of a share of our Common Stock for the purposes of pricing our awards shall be equal to the closing price for our Common Stock as reported by the OTC Pink or such other principal trading market on which our securities are traded on the date of determination. Stock options may not be repriced or exchanged without stockholder approval, and no re-load options may be granted under the 2018 Plan.

Stock options granted under the 2018 Plan may be either ISOs or NQSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NQSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant, and such ISO must expire no later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of Common Stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. In order to comply with Treasury Regulation Section 1.422-2(b), the 2018 Plan provides that no more than 25,000,000 shares may be issued pursuant to the exercise of ISOs.

A stock option granted under the 2018 Plan generally cannot be exercised until it becomes vested. The 2018 Plan Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the 2018 Plan may not exceed ten years from the date of grant although the 2018 Plan Committee may establish a shorter period at its discretion. The exercise price of each stock option granted under the 2018 Plan must be paid in full at the time of exercise, either with cash, or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the 2018 Plan Committee. The optionee must also make arrangements to pay any taxes that are required to be withheld at the time of exercise.

SARs. A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The 2018 Plan Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the 2018 Plan may not exceed ten years from the date of grant, subject to the discretion of the 2018 Plan Committee to establish a shorter period. Settlement of a SAR may be in shares of Common Stock or in cash, or any combination thereof, as the 2018 Plan Committee may determine. SARs may not be repriced or exchanged without stockholder approval.

Restricted Stock. A restricted stock award is the grant of shares of our Common Stock to a selected participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the selected participant as determined by the 2018 Plan Committee. The 2018 Plan Committee also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the 2018 Plan Committee may impose whatever conditions to vesting it determines to be appropriate. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have voting and dividend rights (subject to vesting) with respect to such shares.

RSUs. RSUs are the right to receive an amount equal to the fair market value of the shares covered by the RSU at some future date after the grant. The 2018 Plan Committee will determine all of the terms and conditions of an award of RSUs, including the vesting period. Upon each vesting date of a RSU, a selected participant will become entitled to receive an amount equal to the number of shares indicated in the grant notice, or, if expressed in dollar terms, the fair market value of the shares on the settlement date. Payment for vested RSUs may be in shares of Common Stock or in cash, or any combination thereof, as the 2018 Plan Committee may determine. Settlement of vested stock units will generally occur at or around the time of vesting but the 2018 Plan Committee may permit a participant to defer such compensation until a later point in time. Stock units represent an unfunded and unsecured obligation for us, and a holder of a stock unit has no rights other than those of a general creditor.

Other Awards. The 2018 Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. In addition, cash awards may also be issued. Substitute awards may be issued under the 2018 Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.

Limited Transferability of Awards. Awards granted under the 2018 Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the 2018 Plan Committee may in its discretion permit the transfer of awards other than ISOs. Generally, where transfers are permitted, they will be permitted only by gift to a member of the selected participant’s immediate family or to a trust or other entity for the benefit of the selected participant and/or member(s) of his or her immediate family.

Termination of Employment, Death or Disability. The 2018 Plan generally determines the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, or disability and the status of the award as vested or unvested, unless the award agreement or a selected participant’s employment agreement or other agreement provides otherwise.

Dividends and Dividend Equivalents. Any dividend equivalents distributed in the form of shares under the 2018 Plan will count against the 2018 Plan’s maximum share limit. The 2018 Plan also provides that dividend equivalents will not be paid or accrue on unexercised stock options or unexercised SARs. Dividends and dividend equivalents that may be paid or accrue with respect to unvested Awards shall be subject to the same vesting conditions as the underlying award and shall only be distributed to the extent that such vesting conditions are satisfied.

Adjustments upon Changes in Capitalization.

In the event of the following actions:

●	stock split of our outstanding shares of Common Stock;

●	stock dividend;

●	dividend payable in a form other than shares in an amount that has a material effect on the price of the shares;

●	consolidation;

●	combination or reclassification of the shares;

●	recapitalization;

●	spin-off; or

●	other similar occurrences,

then the following shall each be equitably and proportionately adjusted by the Committee:

●	maximum number of shares that can be issued under the 2018 Plan (including the ISO share grant limit);

●	number and class of shares issued under the 2018 Plan and subject to each award;

●	exercise prices of outstanding awards; and

●	number and class of shares available for issuance under the 2018 Plan.

Change in Control. In the event that we are a party to a merger or other reorganization or similar transaction, outstanding 2018 Plan awards will be subject to the agreement pertaining to such merger or reorganization. Such agreement may provide for (i) the continuation of the outstanding awards by us if we are a surviving corporation, (ii) the assumption or substitution of the outstanding awards by the surviving entity or its parent, (iii) full exercisability and/or full vesting of outstanding awards, or (iv) cancellation of outstanding awards either with or without consideration, in all cases with or without consent of the selected participant. The Board or the Committee need not adopt the same rules for each award or selected participant.

The Committee will decide the effect of a change in control of the Company on outstanding awards. The Committee may, among other things, provide that awards will fully vest and/or be cancelled upon a change in control, or fully vest upon an involuntary termination of employment following a change in control. The Committee may also include in an award agreement provisions designed to minimize potential negative income tax consequences for the participant or the Company that could be imposed under the golden parachute tax rules of Code Section 280G.

Term of the 2018 Plan. The 2018 Plan is in effect until April 27, 2028 or until earlier terminated by the Board. Outstanding awards shall continue to be governed by their terms after the termination of the 2018 Plan.

Governing Law. The 2018 Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.

Amendment and Termination of the 2018 Plan. The Board generally may amend or terminate the 2018 Plan at any time and for any reason, except that it must obtain stockholder approval of material amendments to the extent required by applicable laws, regulations or rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

During our fiscal years ended December 31, 2019 and 2018, we have not been a party to any transaction in which the amount involved in the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation which are described elsewhere in this Information Statement.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK TO 950,000,000 SHARES FROM 500,000,000 SHARES

On January 16, 2020, the Board of Directors and the Stockholders holding a majority of the Company’s outstanding voting capital stock approved, by written consent in lieu of a meeting, an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company to 950,000,000 shares from 500,000,000 shares (the “Increase in Authorized”). The Increase in Authorized will become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of Delaware (the “Amendment”); provided, however, that the Increase in Authorized will become effective no sooner than 20 days after we mail this Information Statement to our Stockholders.

The form of Amendment to be filed with the Secretary of State of the State of Delaware is set forth as Appendix A to this Information Statement (subject to any changes required by applicable law).

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current Stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This Common Stock increase and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this Amendment.

Reasons for the Increase in Authorized

The Board believes that the availability of additional authorized shares of Common Stock is required for reasons including, but not limited to, the following:

●	in order to avoid defaulting upon its obligations, the Company must satisfy certain covenants in its debt instruments which, among other things, require that the Company maintain a certain reserve of authorized, but unissued shares of Common Stock;

●	certain of the Company’s debt instruments and preferred stock are convertible into shares of the Company’s Common Stock. Therefore, the Company must maintain a sufficient amount of authorized, but unissued shares of Common Stock adequate to issue shares of Common Stock upon the conversion of its outstanding convertible debt instruments and preferred stock; and

●	the additional authorized shares of Common Stock will provide the Company with additional flexibility to issue Common Stock for a variety of general corporate purposes as the Board may determine to be desirable including, without limitation, future financings, investment opportunities, acquisitions, or other distributions and stock splits (including splits effected through the declaration of stock dividends).

Effects of the Amendment

Following the filing of the Amendment with the Delaware Secretary of State, we will have the authority to issue 450,000,000 additional shares of Common Stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our Board of Directors. The authorized and unissued shares may be issued for cash or for any other purpose that is deemed in the best interests of the Company. In addition, the Amendment could have a number of effects on the Company’s Stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent Stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device. The Amendment has been prompted by business and financial considerations. The Amendment will not change the number of shares of Common Stock issued, nor will it have any immediate dilutive effect or change the rights of current holders of the Company’s Common Stock.

The issuance of any additional shares of Common Stock as a result of the Increase in Authorized may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of the Company’s Common Stock.

Procedure for Implementing the Amendment

The increase in authorized Common Stock will become effective upon the filing or such later time as specified in the filing of the Amendment with the Delaware Secretary of State. The form of the Amendment is attached hereto as Appendix A. The exact timing of the filing of the Amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

PROPOSAL NO. 3

GRANT OF AUTHORITY FOR A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

On January 16, 2020, the Board of Directors of the Company adopted resolutions to effect the Reverse Stock Split of our issued and outstanding Common Stock, as described below. The Stockholders approved the Reverse Stock Split by written consent in lieu of a meeting on January 16, 2020.

The form of Certificate of Amendment to be filed with the Delaware Secretary of State is set forth as Appendix B to this Information Statement (subject to any changes required by applicable law and provided that, since Proposal Nos. 2 and 3 will result in changes to the Certificate of Incorporation, the Company may file one or more amendments with the Delaware Secretary of State to effect multiple approved proposals).

Approval of the proposal would permit (but not require) our Board of Directors to effect one or more a reverse stock splits of our issued and outstanding Common Stock by a ratio of not less than one-for-two and not more than one-for-one hundred, with the exact ratio to be set at a number within this range as determined by our Board of Directors in its sole discretion, provided that the Board of Directors determines to effect the Reverse Stock Split and such amendment is filed with the appropriate authorities in the State of Delaware no later than one year after the Record Date. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds one-for-one hundred. We believe that enabling our Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our Board of Directors may consider, among other things, factors such as:

●	the initial or continuing listing requirements of various stock exchanges;

●	the historical trading price and trading volume of our Common Stock;

●	the number of shares of our Common Stock issued and outstanding;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; and

●	prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than two and no more than one hundred shares of existing Common Stock, as determined by our Board of Directors, will be combined into one share of Common Stock. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceed one-for-one hundred. The Company shall pay stockholders the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined. The amendment to our Certificate of Incorporation to effect a Reverse Stock Split, if any, will include only the reverse split ratio determined by our Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to make the Common Stock more attractive to certain institutional investors which would provide for a stronger investor base and decrease our Delaware annual franchise tax which may be calculated based upon the number of issued shares.

Reducing the number of issued shares of Common Stock may, absent other factors, increase the per share market price of the Common Stock. The Company believes the Reverse Stock Split will make its Common Stock more attractive to a broader range of investors, as it believes that the current market price of the Common Stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make the Common Stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Splits, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Splits or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

In addition, as a Delaware corporation, we are required to pay an annual Delaware franchise tax which is calculated based upon several variables, including a company’s number of total outstanding shares as compared to the company’s number of authorized shares of capital stock. We believe that a decrease in the number of outstanding shares as a result of the Reverse Stock Split may decrease our annual Delaware franchise tax liability; however, no assurance can be given that the decrease in outstanding shares will decrease our annual Delaware franchise tax liability.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing or such later time as specified in the filing (the “Effective Time”) of a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State. The form of the Certificate of Amendment to our Certificate of Incorporation is attached hereto as Appendix B. The exact timing of the filing of the Certificate of Amendment that will effectuate the Reverse Stock Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board of Directors reserves the right, without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment to the Company’s Certificate of Incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a Certificate of Amendment effecting the Reverse Stock Split has not been filed with the Delaware Secretary of State within one year from the Record Date, our Board of Directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of two and a maximum of one hundred shares in aggregate of existing Common Stock will be combined into one new share of Common Stock. Based on 463,045,405 shares of Common Stock issued as of the Record Date, immediately following the Reverse Stock Split the Company would have 231,522,702 shares of Common Stock issued if the ratio for the Reverse Stock Split is 1-for-2, 9,260,908 shares of Common Stock issued if the ratio for the reverse split is 1-for-50, and 4,630,454 shares of Common Stock issued if the ratio for the reverse split is 1-for-100, which is the aggregate ratio allowed under this proposal. Any other ratios selected within such range would result in a number of shares of Common Stock issued and outstanding following the transaction between 231,522,702 and 4,630,454 shares.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio and the number of Reverse Stock Split, if any, that are ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Unless we simultaneously list our Common Stock on an exchange, bid and ask prices for our Common Stock will continue to be quoted on the OTC Pink under the symbol “MSRT.” The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of the Reverse Stock Split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares issued may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s Common Stock under the Company’s Certificate of Incorporation; however, a separate proposal approved by the Stockholders approved an amendment to our Certificate of Incorporation to increase our authorized shares of Common Stock to 950,000,000 from 500,000,000 shares. (See Proposal No. 2). Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Currently, under our Certificate of Incorporation, our authorized capital stock consists of 500,000,000 shares of Common Stock. The Company intends to use its authorized but unissued shares of Common Stock to comply with conversions pursuant to its outstanding convertible notes and preferred stock. In addition, the Company may use its authorized but unissued shares of Common Stock for future financings, investment opportunities, acquisitions, or other distributions and stock splits (including splits effected through the declaration of stock dividends).

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that the Company’s stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of Common Stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, the Company does not expect to issue certificates representing fractional shares. The Board of Directors will arrange for the disposition of fractional interests by stockholders entitled thereto by paying, in cash, the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

If the Board of Directors determines to pay, in cash, the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the ratio ultimately selected by the Board of Directors will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from either: (i) the Company, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, in an amount equal to such holder’s fractional share based upon the volume weighted average price of the Common Stock as reported on The OTC Pink Market, or other principal market of the Common Stock, as applicable, as of the date the Reverse Stock Split is effected; or (ii) the transfer agent, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the transfer agent of all fractional shares otherwise issuable. If the Board of Directors determines to dispose of fractional interests pursuant to clause (ii) above, the Company expects that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of Common Stock. In this event, such holders would be entitled to an amount equal to their pro rata share of the proceeds of such sale. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s open market sales of shares that would otherwise be fractional shares.

The ownership of a fractional share interest following the Reverse Stock Split will not give the holder any voting, dividend or other rights, except the right to receive the cash payment, as described above.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. In addition, it does not purport to address all aspects of federal income taxation that may be relevant to stockholders in light of their particular circumstances or to any stockholder that may be subject to special tax rules, including without limitation: (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Information Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. There can be no assurance that the Internal Revenue Service will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. No opinion of counsel or ruling from the Internal Revenue Service has been obtained with respect to the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

Based on the assumption that the Reverse Stock Split will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code, and subject to the limitations and qualifications set forth in this discussion, the following is a general discussion of the U.S. federal income tax consequences relating to the Reverse Stock Split.

We believe that the Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a U.S. holder generally should not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received should be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. U.S. holders should consult their tax advisors as to the application of the foregoing rules where shares of our Common Stock were acquired at different times or at different prices.

A holder of the pre-split shares who receives cash instead of a fractional share interest in the post-Reverse Stock Split shares should be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having exchanged the fractional share for cash in a redemption. In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. A U.S. holder receiving fractional shares generally should recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss generally will be a capital gain or loss and will be short-term if the pre-split shares were held for one year or less and long-term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in the Company resulting from the Reverse Stock Split (taking into account for this purpose shares of our Common Stock which such U.S. holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder’s particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test. If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. holder’s ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder’s adjusted tax basis of the pre-split shares of Common Stock that is allocable to such fractional share, and any remaining amount will be treated as capital gain. U.S. holders should consult their tax advisors as to application of the foregoing rules where they receive cash in lieu of a fractional share in the Reverse Stock Split.

Cash payments received by a U.S. holder of our Common Stock pursuant to the Reverse Stock Split may be subject to information reporting, and may be subject to backup withholding if the U.S. holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the Internal Revenue Service.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”), as filed with the SEC, excluding exhibits, is being mailed to our Stockholders together with this Information Statement. We will furnish the Annual Report and/or any exhibit to our Annual Report free of charge to any stockholder upon written request to the Company at 100 W. Broadway, Office 04-109, Long Beach, CA 90802, Attn: CEO. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

COST OF INFORMATION STATEMENT

The Company is making the mailing of the Information Statement materials and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement materials to beneficial owners of the Company’s voting securities.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more Stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 100 W. Broadway, Office 04-109, Long Beach, CA 90802, Attn: CEO, or call the Company at (805) 214-8024 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of the Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement contains forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors

/s/ Isaac Dietrich
Isaac Dietrich, Chairman

Long Beach, CA
* __, 2020

APPENDIX A

Certificate of Amendment

to

Second Amended and Restated Certificate of Incorporation

of

MassRoots, Inc.

Under Section 242 of the Delaware General Corporation Law

MassRoots, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

FIRST: The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by replacing Article FOURTH in its entirety with the following:

FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 960,000,000 shares, consisting of 950,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

4.1 Common Stock. A statement of the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect to the shares of Common Stock is as follows:

(a) Dividends. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared on the Common Stock, whether payable in cash, in property or in shares of stock or other securities of the Corporation, the holders of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them, in such dividends.

(b) Liquidation Rights. Subject to the terms of any resolution or resolutions adopted by the Board of Directors pursuant to Section 4.2 of this ARTICLE FOURTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to share ratably, according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

(c) Voting Rights. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or required by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by him. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any resolution adopted pursuant to Section 4.2 of this ARTICLE FOURTH relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any resolution adopted pursuant to Section 4.2 of this ARTICLE FOURTH relating to any series of Preferred Stock).

4.2 Preferred Stock. The Board of Directors is authorized, subject to any limitation prescribed by law, to adopt one or more resolutions to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to applicable Delaware law to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL and without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any resolution adopted pursuant to this Section 4.2.

A-1

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting the series and the distinctive designation of the series;

(b) The dividend rate (or the method of calculation of dividends) on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

(c) Whether the series shall have voting rights, in addition to the voting rights required by law, and if so, the terms of such voting rights;

(d) Whether the series shall have conversion rights, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable or exchangeable, and, if so, the terms and conditions of such redemption or exchange, as the case may be, including the date or dates upon or after which they shall be redeemable or exchangeable, as the case may be, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether the series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

(g) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights or priority, if any, of payment of shares of the series; and

(h) Any other relative rights, preferences, powers and limitations of that series.

Except for any difference so provided by the Board of Directors, the shares of Preferred Stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation.

SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this __ day of ________, 20___

Isaac Dietrich, Chief Executive Officer

A-2

APPENDIX B

Certificate of Amendment

to

Second Amended and Restated Certificate of Incorporation

of

MassRoots, Inc.

Under Section 242 of the Delaware General Corporation Law

MassRoots, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

FIRST: The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following to the end of Article FOURTH:

“ 4.3 Reverse Stock Split. Effective as of [  ] a.m., local time on [  ], 20__ (the “Amendment Effective Time”), every [  ] (  ) shares of the Company’s Common Stock (the “Old Common Stock”) then issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one share of Common Stock of the Company (the “Reverse Stock Split”). No fractional shares shall be issued upon the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, pay an amount in cash, without interest, equal to the fair value of such fractional interest.”

SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this __ day of ________, 20___

Isaac Dietrich, Chief Executive Officer

B-1